UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2011
Emmis Communications Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-23264	35-1542018

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Emmis Plaza, 40 Monument Circle Suite 700, Indianapolis, Indiana	46204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 317-266-0100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2011, we entered into a new one-year employment agreement with Richard F. Cummings to serve as President of Emmis Radio Programming, effective March 1, 2011. Under the agreement, Mr. Cummings’ base salary is $455,000 and his annual incentive compensation target is 60% of his base salary. The annual incentive bonus will be paid, if at all, based upon achievement of certain performance goals to be determined by the company. The company retains the right to pay such annual incentive compensation in cash or shares of our Class A common stock. Mr. Cummings will continue to receive an automobile allowance and will continue to be reimbursed for up to $5,000 per year in premiums for life or other insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. He will also be entitled to severance equal to $470,000 in the event he is not offered substantially similar employment upon the expiration of the term and his employment terminates. If he is entitled to severance, Mr. Cummings will be offered a four year part-time programming role with total payments over the four years of $530,000. The switch from full-time to part-time employment is designed to constitute a ‘separation from service’ within the meaning of section 409A of the Internal Revenue Code. The description of the employment agreement set forth above is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01.	Other Events
On March 11, 2011, the Board of Directors of Emmis Communications Corporation (“Emmis”) established July 13, 2011 as the date of the Emmis annual meeting of shareholders. Shareholders of record on May 6, 2011 will be entitled to notice of and vote at this meeting.
Pursuant to Section 2.11 of the Emmis Second Amended and Restated Bylaws, the deadline for receipt by Emmis of notice of shareholder nominations for the election of directors or shareholder proposals for any new business to be taken up at the annual meeting is March 21, 2011, which is ten (10) days after the date of this first public announcement of the date of the annual meeting. Any such notice must provide certain specific information as described in Section 2.11 of the Emmis Second Amended and Restated Bylaws.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit	Description

10.1	Employment Agreement with Richard F. Cummings effective as of March 1, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: March 11, 2011	By:	/s/ J. Scott Enright
		Name:	J. Scott Enright
		Title:	Executive Vice President, General Counsel and Secretary